Exhibit 24.1
                                     ARTHUR
                                    ANDERSEN

                            ARTHUR ANDERSEN & CO. SC



                                                          Arthur Andersen LLP


                                                    120 East Baltimore Street
                                                    Baltimore MD 21202
                                                    410 727 5800





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated September 20, 1995 incorporated by reference in EA Engineering, Science, and Technology, Inc.'s Form 10-K for the year ended August 31, 1995 and to all references to our Firm included in this registration statement.



                                                 /s/ Arthur Andersen LLP



Baltimore, Maryland
January 31, 1996